Exhibit 99.1

Kestra Medical Technologies Reports Fourth Quarter and Fiscal Year 2025 Financial Results

KIRKLAND, Wash., July 15, 2025 (GLOBE NEWSWIRE) — Kestra Medical Technologies, Ltd. (Nasdaq: KMTS), a wearable medical device and digital healthcare company, today reported financial results for the fourth quarter and fiscal year ended April 30, 2025.

Financial Highlights

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Reported revenue of $17.2 million in Q4 FY25, an increase of 71% compared to the prior year period.
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Reported revenue of $59.8 million in FY25, an increase of 115% compared to FY24.
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Generated gross margin of 44.3% in Q4 FY25 compared to 13.9% in the prior year period.
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Generated gross margin of 40.5% in FY25 compared to 1.3% in FY24.
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Initiated FY26 revenue guidance of $85 million, an increase of 42% compared to FY25.

“We capped an exciting year for Kestra with a very strong finish to our fiscal 2025. This quarter’s financial results reflect accelerating demand for our best-in-class cardiac recovery system as we continue to benefit from heightened prescriber awareness and the overwhelmingly positive experience patients are having with the ASSURE® system,” said Brian Webster, President and CEO. “In addition to our commercial execution, we are encouraged by the meaningful improvement in our gross margin, a result of the attractive unit economics and positive leverage inherent in our business model.”

Mr. Webster continued, “In fiscal year 2025, the ASSURE® system protected thousands of patients from sudden cardiac arrest, a testament to the dedication of our mission-driven team. We also made progress on several key operational objectives, including significant growth of our commercial organization and planned enhancements to our revenue cycle capabilities. We remain confident that our commitment to innovation and intense focus on prescriber and patient support will drive market expansion and advance Kestra’s pursuit of market leadership.”

Fourth Quarter Fiscal 2025 Financial Results

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Total revenue was $17.2 million in Q4, an increase of 71% compared to the prior year period.
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3,903 prescriptions were written for the ASSURE® system in Q4, an increase of 43% compared to the prior year period.
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Revenue growth was driven by a higher share of wallet with existing customers and activation of new accounts. Revenue also benefited from a higher mix of in-network patients and improvements in revenue cycle management capabilities.
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Gross profit was $7.6 million in Q4 compared to $1.4 million in the prior year period.
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Gross margin expanded to 44.3% in Q4 compared to 13.9% in the prior year period, driven by volume leverage and a higher mix of in-network patients.
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GAAP operating expenses were $55.8 million in Q4 and included $22.3 million of share-based compensation expense and $3.8 million of professional services expenses related to the company’s IPO. GAAP operating expenses were $21.7 million in the prior year period.
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As a result of the company’s IPO in March, share-based compensation expense in Q4 included one-time impacts from the accelerated vesting of incentive units and the issuance of stock options to Kestra team members.
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Excluding share-based compensation and professional services expenses related to the IPO, operating expenses were $29.7 million in Q4 compared to $21.4 million in the prior year period. The increase was attributable to growth in expenses related to commercial and revenue cycle resources.
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GAAP net loss and comprehensive loss was $51.1 million in Q4 compared to GAAP net loss and comprehensive loss of $22.3 million in the prior year period.
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Adjusted EBITDA* loss was $20.3 million in Q4 compared to an adjusted EBITDA loss of $16.5 million in the prior year period.

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Cash and cash equivalents totaled $237.6 million as of April 30, 2025.

Fiscal Year 2025 Financial Results

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Total revenue was $59.8 million in FY25, an increase of 115% compared to FY24.
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13,193 prescriptions were written for the ASSURE® system in FY25, an increase of 72% compared to FY24.
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Gross profit was $24.2 million in FY25 compared to $0.4 million in FY24.
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Gross margin expanded to 40.5% in FY25 compared to 1.3% in FY24.
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GAAP operating expenses were $130.6 million in FY25 compared to $85.4 million in FY24.
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Excluding share-based compensation and professional services expenses related to the IPO, operating expenses were $100.6 million in FY25 compared to $83.9 million in FY24.
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GAAP net loss and comprehensive loss was $113.8 million in FY25 compared to GAAP net loss and comprehensive loss of $94.1 million in FY24.
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Adjusted EBITDA* loss was $68.4 million in FY25 compared to an Adjusted EBITDA loss of $72.0 million in FY24.

*Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below for additional information. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in this press release.

Fiscal Year 2026 Revenue Guidance

Kestra expects revenue of $85 million in FY26, an increase of 42% compared to FY25.

Webcast and Conference Call

Kestra will host a conference call today at 4:30 p.m. ET to discuss fourth quarter and fiscal year 2025 financial results. A live and archived webcast of the event will be available in the “Events” section of the investor relations website.

Use of Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Kestra’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

Adjusted EBITDA, which is calculated as net income (loss), as adjusted to exclude other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, share-based compensation expense, and expenses related to Kestra’s initial public offering, is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate the Company’s performance for both strategic and annual operating planning. Management believes that in order to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of Adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of our ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare our period-over-period results.

The non-GAAP financial measures used by Kestra may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Kestra’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of Adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

Forward-Looking Statements

Except where otherwise noted, the information contained in this press release is as of July 15, 2025. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; business plans, strategy, goals and prospects; and expectations for our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Kestra’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions and customer trends; product defects or complaints and related liability; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; and other risks and uncertainties, including those described under the heading “Risk Factors” in our Registration Statement on Form S-1 and other filings filed or to be filed with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025. These filings, when made, are available on the Investor Relations section of our website at https://investors.kestramedical.com/ and on the SEC’s website at https://sec.gov/.

About Kestra

Kestra Medical Technologies, Ltd. is a commercial-stage wearable medical device and digital healthcare company focused on transforming patient outcomes in cardiovascular disease using monitoring and therapeutic intervention technologies that are intuitive, intelligent, and connected. For more information, visit www.kestramedical.com.

Investor contact

Neil Bhalodkar

neil.bhalodkar@kestramedical.com

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	April 30,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$237,595	$8,249
Accounts receivable, net	8,081	1,998
Disposable medical equipment supplies	6,572	3,290
Prepaid expenses and other current assets	3,080	1,370
Total current assets	255,328	14,907

Right-of-use assets	2,078	2,286
Deposits	2,021	1,710
Restricted cash	334	334
Property and equipment, net	34,830	26,105
Other long-term assets	1,153	607
Total assets	$295,744	$45,949

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable	$23,961	$23,892
Accrued liabilities	13,829	9,079
Operating lease liabilities, current portion	187	—
Total current liabilities	37,977	32,971

Operating lease liabilities, net of current portion	3,026	2,633
Warrant liabilities	8,097	—
Other long-term liabilities	140	76
Long-term debt, net	41,098	42,536
Total liabilities	90,338	78,216

Commitments and contingencies

Redeemable preferred stock, $0.01 par value; 0 and 5,000,000 shares authorized as of April 30, 2025 and April 30, 2024, respectively; 0 and 177,110 shares issued and outstanding as of April 30, 2025 and April 30, 2024, respectively	—	177,110

Shareholders’ equity (deficit)

Common stock, $0.01 par value; 5,000,000 shares authorized as of April 30, 2024; 105,808 shares issued and outstanding as of April 30, 2024	—	1
Common shares, $1.00 par value; 100,000,000 shares authorized as of April 30, 2025; 51,348,656 shares issued and outstanding as of April 30, 2025	51,349	—
Additional paid-in capital	674,306	197,057
Accumulated deficit	(520,249)	(406,435)
Total shareholders’ equity (deficit)	205,406	(209,377)
Total liabilities and shareholders’ equity (deficit)	$295,744	$45,949

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024

Revenue	$17,233	$10,054	$59,815	$27,814
Cost of revenue	9,600	8,657	35,605	27,452
Gross profit	7,633	1,397	24,210	362
Operating expenses:
Research and development	5,386	3,821	15,652	15,490
Selling, general and administrative	50,459	17,925	114,936	69,935
Total operating expenses	55,845	21,746	130,588	85,425
Loss from operations	(48,212)	(20,349)	(106,378)	(85,063)
Other expense (income):
Interest expense	1,760	1,935	7,734	6,230
Interest income	(1,656)	—	(3,199)	—
Other expense	2,693	27	2,766	2,803
Net loss before provision for income taxes	(51,009)	(22,311)	(113,679)	(94,096)
Provision for income taxes	102	(27)	135	24
Net loss and comprehensive loss	(51,111)	(22,284)	(113,814)	(94,120)
Less: Undeclared preferred stock dividends	3,291	1,994	12,321	6,721
Net loss attributable to common shareholders, basic and diluted	$(54,402)	$(24,278)	$(126,135)	$(100,841)

Net loss per share attributable to common shareholders, basic and diluted	$(2.21)	$(1.22)	$(5.13)	$(5.07)
Weighted-average shares of common shares outstanding, basic and diluted	24,583,745	19,885,382	24,583,745	19,885,382

RECONCILIATION OF GAAP NET LOSS AND COMPREHENSIVE LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024

GAAP Net loss and comprehensive loss	$(51,111)	$(22,284)	$(113,814)	$(94,120)
Non-GAAP Adjustments:
Interest expense	1,760	1,935	7,734	6,230
Interest income	(1,656)	—	(3,199)	—
Other expense	2,693	27	2,766	2,803
Provision for income taxes	102	(27)	135	24
Depreciation expense	1,836	3,502	7,968	11,560
Share-based compensation expense	22,313	389	24,271	1,488
IPO expense	3,809	—	5,736	—
Adjusted EBITDA	$(20,254)	$(16,458)	$(68,403)	$(72,015)